UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

Bridge Loan Agreement

On June 26, 2025, WarnerMedia Holdings, Inc. (“WMH”), a wholly-owned subsidiary of Warner Bros. Discovery, Inc. (the “Company”), entered into that certain Non-Investment Grade Leveraged Bridge Loan Agreement (the “Bridge Loan Agreement”) among WMH, as borrower, the Company, as parent guarantor, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, with respect to an 18-month $17.0 billion term loan (the “Bridge Loan Facility”). Subject to the satisfaction of the specified conditions precedent to funding, WMH intends to draw $17.0 billion of the Bridge Loan Facility on June 30, 2025 to finance the anticipated early settlement of the previously-announced cash tender offers and consent solicitations by WMH and other certain subsidiaries of the Company, the repayment in full and termination of that certain 364-day senior unsecured term loan credit facility, dated January 28, 2025, among Discovery Communications, LLC (“DCL”), a wholly-owned subsidiary of the Company, the Company, certain wholly-owned subsidiaries of the Company party thereto, as subsidiary guarantors, the lenders party thereto, and Mizuho Bank, Ltd., to pay fees and expenses therewith and for general corporate purposes.

The obligations of WMH under the Bridge Loan Agreement will be secured by a lien on substantially all of the personal property assets of the Company, WMH and certain of its wholly-owned domestic subsidiaries and are guaranteed by the Company and certain of its wholly-owned domestic subsidiaries.

Borrowings under the Bridge Loan Facility will bear interest at the Secured Overnight Financing Rate (“SOFR”) plus (i) from the date that loans are drawn under the Bridge Loan Facility (such date, the “Funding Date”) until December 30, 2025, 3.00% per annum, (ii) from December 31, 2025 until March 30, 2026, 3.50% per annum and (iii) from March 31, 2026 until the termination date of the Bridge Loan Facility, 4.00%.

Borrowings under the Bridge Loan Facility, net of any prepayments, will become payable in full on the earlier of (x) the date that is 18 months after the Funding Date and (y) the date of the consummation of the distribution by the Company of not less than 80% of the common equity interests of a subsidiary that owns the Streaming & Studios business of the Company and its subsidiaries as described in the Company’s press release dated June 9, 2025, announcing such transaction (the “Separation Transaction”). There is no required amortization, and voluntary prepayments of borrowings under the Bridge Loan Facility are permissible without penalty, subject to certain conditions pertaining to required notice and minimum amounts of any such prepayments as described in the Bridge Loan Agreement. Borrowings under the Bridge Loan Facility are subject to mandatory prepayment upon certain debt incurrences, equity issuances or asset sales.

The Bridge Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants. Negative covenants include, among others, covenants that restrict the ability of the Company and its subsidiaries, without the approval of requisite lenders, to engage in mergers, consolidations and asset sales, incur debt and liens, enter into transactions with affiliates, pay dividends and certain other restricted payments and make certain restricted investments, in each case, as set forth in the Bridge Loan Agreement and subject to certain thresholds and exceptions. The Bridge Loan Agreement does not contain any financial maintenance covenant.

Upon the occurrence of certain significant corporate events or certain other customary events constituting an event of default under the Bridge Loan Agreement, all loans outstanding under the Bridge Loan Facility (including accrued interest and fees payable thereunder) may be declared immediately due and payable.

The foregoing description of the Bridge Loan Agreement and the Bridge Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Bridge Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment No. 1 to Credit Agreement

On June 26, 2025, DCL, the Company and certain wholly-owned subsidiaries of the Company entered into Amendment No. 1 (the “RCF Amendment”) to that certain multicurrency revolving credit agreement, dated as of October 4, 2024 (the “RCF Credit Agreement”) among DCL, the Company, as facility guarantor, certain wholly-owned subsidiaries of the Company, as borrowers, Scripps Networks Interactive, Inc. and WMH, as subsidiary guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The effectiveness of the amendments set forth in the RCF Amendment is subject to the occurrence of the Funding Date under the Bridge Credit Agreement and certain other customary conditions.

Pursuant to the RCF Amendment, the parties thereto agreed to certain modifications in respect of the RCF Credit Agreement, including the following:

•Permitting the incurrence of debt and liens in connection with the Bridge Loan Agreement;

•Reducing the aggregate amount of commitments under the RCF Credit Agreement to $4 billion;

•Providing for the early termination of the facilities under the RCF Credit Agreement upon the consummation of the Separation Transaction;

•Certain other changes to the negative covenants as set forth more fully in the RCF Amendment to align with the negative covenants set forth in the Bridge Loan Agreement, as described above; and

•Providing additional credit support in respect of the amended RCF Credit Agreement obligations in the form of the same collateral and additional wholly-owned domestic subsidiary guarantees provided in respect of the Bridge Loan Agreement, as described above.

Except as amended by the RCF Amendment, the terms of the RCF Credit Agreement remain in full force and effect. The foregoing description of the RCF Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RCF Amendment, which is filed as Exhibit 10.2 hereto.

General

Certain of the lenders under the Bridge Loan Facility and the RCF Credit Agreement and/or their affiliates have, from time to time performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for WMH and its affiliates, for which they received or will receive customary fees and expense reimbursement. The representations and warranties contained in the Bridge Loan Agreement and the RCF Amendment were made only for purposes of such agreements and as of the dates specified therein, were solely for the benefit of certain parties to such agreements, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03 Creation of a Direct Financial Obligation

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

No Offer or Solicitation

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The cash tender offers referred to in this Current Report on Form 8-K are being made only by, and pursuant to the terms of, the Offer to Purchase and Consent Solicitation Statement, dated June 9, 2025. The tender offers do not constitute an offer to buy or the solicitation of an offer to sell any securities in any jurisdiction in which such offer or solicitation is unlawful. The tender offers are void in all jurisdictions where they are prohibited.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,”

“could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof.

Forward-looking statements include, without limitation, statements about the settlement timeline of the tender offers and consent solicitations, the future company plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are risks relating to satisfaction of conditions to the tender offers and consent solicitations, whether the tender offers and consent solicitations will be consummated in accordance with its terms and conditions or at all and the timing of any of the foregoing.

The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the tender offers and consent solicitations. Discussions of additional risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The Company is not under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1*
Non-Investment Grade Leveraged Bridge Loan Agreement, dated as of June 26, 2025, among WarnerMedia Holdings, Inc., Warner Bros. Discovery, Inc., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as lead arranger, bookrunner and sole administrative agent.

10.2*
Amendment No. 1 to Credit Agreement, dated as of June 26, 2025, among Discovery Communications, LLC, Warner Bros. Discovery, Inc., as facility guarantor, certain wholly-owned subsidiaries of Warner Bros. Discovery, Inc., as borrowers, Scripps Networks Interactive, Inc. and WarnerMedia Holdings, Inc., as subsidiary guarantors, certain wholly-owned subsidiaries of Warner Bros. Discovery, Inc., as joining guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2025	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer